     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 1999

                                               REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                          CORAM HEALTHCARE CORPORATION
               (Exact name of registrant as specified in charter)

                   DELAWARE                                      33-0615337
       (State or other jurisdiction of                        (I.R.S. Employer
        incorporation or organization)                      Identification No.)
         1125 17TH STREET, SUITE 2100
               DENVER, COLORADO                                    80202
   (Address of Principal Executive Offices)                      (Zip Code)

                            ------------------------
                          CORAM HEALTHCARE CORPORATION
                     1994 STOCK OPTION/STOCK ISSUANCE PLAN
                            (Full title of the plan)

                                RICHARD M. SMITH
                     CHIEF EXECUTIVE OFFICER AND PRESIDENT
                          CORAM HEALTHCARE CORPORATION
                          1125 17TH STREET, SUITE 2100
                             DENVER, COLORADO 80202
                    (Name and address of agent for service)

                                 (303) 292-4973
         (Telephone number, including area code, of agent for service)
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

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                                                      PROPOSED                 PROPOSED
                                                      MAXIMUM                  MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE           OFFERING PRICE             AGGREGATE               AMOUNT OF
  TO BE REGISTERED           REGISTERED             PER SHARE(1)          OFFERING PRICE(1)        REGISTRATION FEE
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
Common Stock, $.001
  par value..........       2,400,000(2)              $1.96875                $4,725,000              $1,313.55
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

(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended. The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are based on the average of the high and low prices as reported by the New York Stock Exchange on April 27, 1999 of $1.96875 per share with respect to the 2,400,000 shares issuable upon exercise of options to purchase shares of the Registrant's Common Stock to be granted under the Registrant's 1994 Stock Option/Stock Issuance Plan.

(2) This Registration Statement also covers any additional shares of Common Stock which become issuable with respect to shares of Common Stock issued or issuable upon exercise of options granted under the Registrant's 1994 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
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

                           INCORPORATION BY REFERENCE

REGISTRATION OF ADDITIONAL SECURITIES.

     Pursuant to General Instruction E (Registration of Additional Securities) of Form S-8, Coram Healthcare Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Registration Statement filed on Form S-8, Registration Number 033-55657, with the Commission on September 28, 1994 and declared effective on October 17, 1994.

     (b) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Commission on March 31, 1999.

     (c) Amendment No. 1 to the Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998, filed with the Commission on April 30, 1999.

     (d) The Registrant's Current Report on Form 8-K, filed with the Commission on April 19, 1999.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission.


            PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 8. EXHIBITS

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
        EXHIBIT
        -------
            5              -- Opinion and Consent of Paul, Hastings, Janofsky & Walker
                              LLP.
           23.1            -- Consent of Independent Auditors -- Ernst & Young LLP.
           23.2            -- Consent of Paul, Hastings, Janofsky & Walker LLP is
                              contained in Exhibit 5.
           24              -- Power of Attorney. Reference is made to pages 4 and 5 of this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 30, 1999.

                                            CORAM HEALTHCARE CORPORATION,
                                            a Delaware corporation

                                            By:    /s/ RICHARD M. SMITH
                                              ----------------------------------
                                                       Richard M. Smith
                                                 Chief Executive Officer and
                                                           President

                                            By:    /s/ WENDY L. SIMPSON
                                              ----------------------------------
                                                       Wendy L. Simpson
                                                 Executive Vice President and
                                                   Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Coram Healthcare Corporation, a Delaware corporation, do hereby constitute and appoint Richard M. Smith and Wendy L. Simpson, and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                       TITLE                     DATE
                      ---------                                       -----                     ----

                /s/ DONALD J. AMARAL                     Chairman of the Board             April 30, 1999
-----------------------------------------------------
                  Donald J. Amaral

                /s/ RICHARD M. SMITH                     Chief Executive Officer,          April 30, 1999
-----------------------------------------------------      President, and Director
                  Richard M. Smith                         (Principal Executive Officer)

                /s/ WENDY L. SIMPSON                     Executive Vice President and      April 30, 1999
-----------------------------------------------------      Chief Financial Officer
                  Wendy L. Simpson                         (Principal Financial Officer)

                 /s/ RICHARD A. FINK                     Director                          April 30, 1999
-----------------------------------------------------
                   Richard A. Fink

                      SIGNATURE                                       TITLE                     DATE
                      ---------                                       -----                     ----

                                                         Director
-----------------------------------------------------
                 Stephen A. Feinberg

               /s/ STEPHEN G. PAGLIUCA                   Director                          April 30, 1999
-----------------------------------------------------
                 Stephen G. Pagliuca

                 /s/ L. PETER SMITH                      Director                          April 30, 1999
-----------------------------------------------------
                   L. Peter Smith

                /s/ WILLIAM J. CASEY                     Director                          April 30, 1999
-----------------------------------------------------
                  William J. Casey

                                 EXHIBIT INDEX

        EXHIBITS
        --------

            5              -- Opinion and Consent of Paul, Hastings, Janofsky & Walker
                              LLP.
           23.1            -- Consent of Independent Auditors -- Ernst & Young LLP.
           23.2            -- Consent of Paul, Hastings, Janofsky & Walker LLP is
                              contained in Exhibit 5.
           24              -- Power of Attorney. Reference is made to pages 4 and 5 of this Registration Statement.